7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces New Exploration Target Discovery at its Mt. Todd Gold Project and Provides Mt. Todd Gold Project Update

Denver, Colorado, June 29, 2010 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) announced today the discovery of a new exploration target located on its Exploration Tenements held together with the Mining Leases at the Company’s Mt. Todd gold project in Northern Territory (“NT”), Australia. Vista also provided updates on the progress of a drilling program at the Batman deposit and announced that the Pre-Feasibility Study for the Mt. Todd gold project is nearing completion.

New Exploration Target Discovery

Vista controls a large land package (160,878 hectares) of Exploration Tenements surrounding the Mt. Todd gold project. As part of a comprehensive exploration effort based on results from an airborne magnetic survey and geochemical soil sampling by the Company, Vista’s geologists have identified four new gold bearing zones for potential follow up with additional sampling and testing.  Of note, at the target identified as MSTS-4, rock chip sampling in an area with limited exposure, returned a 25.0 g/t gold sample from a small outcrop of fault breccia. Follow-up sampling returned 23.0 g/t and 7.7 g/t gold assays in vein and breccias located 15 meters and 50 meters, respectively, north of the original sample.   Due to the sparse outcrop, the orientation and thickness of the mineralized zone is not currently known, but Vista’s management believes that these initial results are significant, and together with historically identified exploration targets support the potential for development of additional resources at the Mt. Todd gold project.  Further mapping and sampling is in progress and multi-element analysis results are pending.  Samples were collected by employees of Vista Gold Australia and analysis was completed by Northern Australian Laboratories in Pine Creek, NT.  The Company plans to conduct reverse circulation drilling in the area of this new discovery and the other targets later this year.

Batman Deposit Drilling Update

As previously announced, the Company undertook an additional drilling program at the Batman deposit at the Mt. Todd gold project.  The Company has now completed 14 core and six reverse circulation drill holes (8,291 total meters drilled) in a program designed to add resources through in-fill drilling in the parallel structures to the east of the core zone of the Batman deposit, to test/condemn hypothesized extensions of the deposit along strike and to the west of the core zone, and to provide core for metallurgical testing.  The program concluded with the in-fill drilling of the parallel structures on the east of the Batman deposit.  Assays have not yet been completed for the last holes of the program.  The drill holes were oriented to the west to intersect the core zone at right angles and were inclined at -55 to -60 degrees.

The following table summarizes the results of the drilling program available at this time.

Hole #	Description	Total Depth (meters)	Assay Interval	Thickness (meters)	Gold Grade (gram/tonne)
VB10-001	North extension condemnation hole	550.7	-	No significant mineralization
VB10-002	Hole lost at 287.5	287.5	-	Assays pending
VB10-003	West extension condemnation hole	525.7	-	No significant mineralization
VB10-004	Test parallel structures & deep core zone	864.4	692.0 - 704.0	12.0	1.86
			770.5 -817.0	46.5	0.95
VB10-005	South extension condemnation hole	418.8	-	No significant mineralization
VB10-006	Test parallel structures & deep core zone	721.7	Pending	Assays pending
VB10-007	Test parallel structures & deep core zone	727.2	38.0 -48.0	10.0	0.63
			451.0 -463.0	12.0	1.08
			509.0 -526.0	17.0	1.24
			580.0 – 727.2	Assays pending
VB10-008	Test parallel structures & deep core zone	735.4	Pending	Assays pending
VB10-009	Test south extension of core zone	669.5	Pending	Assays pending
VB10-010	Pre-collar only – core hole not drilled	48	Pending	Assays pending
VB10-011	Test north extension of core zone	630.4	Pending	Assays pending

Vista also drilled three core holes totaling 1,469 meters, that were located and oriented to provide core samples for metallurgical testing, representative of the Batman deposit, in the area of the pit defined by the June 2009 Mt. Todd Preliminary Economic Assessment (“PEA”).  The holes were drilled at -20 to -30 degree dips, at an acute angle to the strike of the deposit and were not assayed due to the requirements for whole core to be used in the planned metallurgical testing program.

The drilling has been completed and the core has been logged, photographed and sampled by employees of Vista Gold Australia under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101―Standards of Disclosure for Mineral Projects (“NI 43-101”).  Core to be assayed has been shipped to ALS-Chemex sample prep lab in Alice Springs, Australia.  Prepared sample pulps are shipped by ALS-Chemex to its assay lab in Perth, Australia.  Core logging and sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

Mt. Todd Gold Project Pre-Feasibility Study Update

The Company also announced that it continues to advance its Pre-Feasibility Study (“PFS”) for the Mt. Todd gold project and that the PFS is expected to confirm the principal metallurgical parameters used in the positive PEA for the Mt. Todd gold project announced in June 2009 and updated in August 2009.  As previously announced, the completion of the PFS has been delayed to allow additional engineering work in the areas of power generation/supply, tailings disposal/storage and the supply of lime for process and water treatment needs.   The Company expects to complete the PFS and announce its results in the third quarter of this year.

The Company further announced that it has notified the Government of the Northern Territory that, based on its on-going positive results at the Mt. Todd gold project, the Company intends to extend its agreement with the Northern Territory Government related to the Mt. Todd gold project for an additional five-year period ending at the end of 2015.

Tetra Tech Inc. of Golden, Colorado, is contracted to manage and prepare the PFS in accordance with NI 43-101.  The PEA was prepared under the direction of Mr. John Rozelle, an independent qualified person under NI 43-101.  The results of the PEA are outlined in a NI 43-101 technical report entitled “Mt. Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” and is dated June 11, 2009.  The PEA is available on SEDAR at www.sedar.com. John Rozelle is the independent “qualified person”, within the meaning of NI 43-101, who supervised the preparation of the scientific and technical information contained in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Paredones Amarillos gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Mt. Todd gold project, the potential to enhance the project economics of the Mt. Todd gold project through engineering studies and the drill program, the anticipated timing, design and expected results of the drill program at the Mt. Todd gold project, the timing and results of future sampling and testing at the Exploration Tenements, the timing for completion and expected results of the PFS for the Mt. Todd gold project, the timing for commencement of the definitive feasibility study for the Mt. Todd gold project the potential for gold resources in the Batman deposit and other targets within the Mt. Todd gold project, future gold prices, the confirmation of the metallurgical parameters of the Mt. Todd gold project, favorable effects of Mt. Todd gold project economics, the results of the PEA, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risk regarding the PFS, risks relating to the delays at the Mt. Todd gold project; risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed May 10, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

All mineral reserves and resources in this press release and in the PEA referenced in this press release have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101,  U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different and the information contained in this press release and the PEA are not comparable to similar information disclosed by U.S. companies  This press release and the PEA referenced in this press release use the terms “measured,” “indicated,” and “inferred” resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.